Power of Attorney

I, Virginia G. Breen, the undersigned Director of O'Connor Fund of Funds:  Long/Short Strategies LLC (the "Fund"), hereby authorize each of Robert F. Aufenanger, William J. Ferri, James M. Hnilo and Nicholas J. Vagra as an attorney-in-fact to sign on my behalf in the capacity indicated in the Registration Statement or amendments thereto (including pre-effective and post-effective amendments) for the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By:  /s/ Virginia G. Breen
        Name:  Virginia G. Breen
        Title:    Director

Dated as of February 21, 2012